As Filed With the Securities and Exchange Commission on May 20, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMMUNITY FIRST, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	04-3687717
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

501 South James M. Campbell Boulevard Columbia, Tennessee	38401
(Address of Principal Executive Offices)	(Zip Code)

COMMUNITY FIRST, INC. 2016 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Louis E. Holloway

Chief Executive Officer

Community First, Inc.

501 South James M. Campbell Boulevard

Columbia, Tennessee 38401

(Name and Address of Agent for Service)

(931) 380-2265

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common stock, no par value	200,000 shares	$3.50	$700,000	$70.49

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.
(2)	Pursuant to Rule 457, reflects the last price at which the Registrant’s common stock was sold prior to the date hereof, and of which the Registrant is aware.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Community First, Inc. (the “Registrant” or the “Company”) has sent or given or will send or give documents containing the information specified by Part I of this Form S-8 Registration Statement (the “Registration Statement”) to participants in the plan to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “SEC” or the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant is not filing such documents with the SEC, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016;

(3)	The Registrant’s Current Report on Form 8-K filed with the SEC on January 7, 2016;

(4)	The Registrant’s Current Report on Form 8-K filed with the SEC on February 5, 2016;

(5)	The Registrant’s Current Report on Form 8-K filed with the SEC on March 2, 2016;

(6)	The Registrant’s Current Report on Form 8-K filed with the SEC on March 4, 2016;

(7)	The Registrant’s Current Report on Form 8-K filed with the SEC on April 28, 2016;

(8)	The Registrant’s Current Report on Form 8-K filed with the SEC on May 20, 2016; and

(9)	The description of the Registrant’s Common Stock, no par value, contained in the Registrant’s Current Report on Form 8-K filed with the SEC on May 20, 2016, and including all other amendments and reports filed for the purpose of updating such descriptions.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement or the related prospectus.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Tennessee Business Corporation Act (“TBCA”) provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation’s best interests, (iii) in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation, and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as an officer or director of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

The Registrant’s charter provides that the Registrant shall indemnify and advance expenses to its directors, officers, employees and agents, and may purchase and maintain insurance or furnish similar protection on behalf of its directors, officers, employees and agents, to the fullest extent authorized by the TCBA, as the same exists or may be amended (but in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than such law permitted the Registrant prior to such amendment) and in accordance with the duly approved bylaws of the Registrant.

The Registrant’s bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, or employee of the Registrant, or is or was serving at the request of the Registrant as a director, officer and employee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the TBCA, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than such law permitted the Registrant prior to such amendment) against all expense, liability, and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA fines, excise taxes or penalties and amounts paid into settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, or employee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, except as to proceedings to enforce rights to indemnification, the Registrant shall indemnify only if such proceeding, or part thereof, was authorized by the board of the Registrant. The Registrant’s bylaws further provide that the right to indemnification conferred in the bylaws is a contract right and includes the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final disposition; provided however, that an advancement of expenses incurred by an indemnitee in his or her capacity as a director, officer or employee (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to any employee benefit plan) shall be made only upon delivery to the Registrant of an undertaking, by and on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses.

The Registrant’s charter and bylaws also provide that the indemnification rights contained therein do not exclude other indemnification rights to which a director or officer may be entitled under any statute, charter provision, bylaw, resolution adopted by the shareholders, resolution adopted by the board of directors, agreement, insurance, purchase by the Registrant or otherwise, both as to action in his official capacity and as to action in another capacity.

The Registrant believes that its charter and bylaw provisions related to indemnification and limitations on liability are necessary to attract and retain qualified persons as directors and officers.

The Registrant has in effect a directors’ and officers’ liability insurance policy which provides coverage for its directors and officers. Under this policy, the insurer agrees to pay, subject to certain exclusions, for any claim made against a director or officer of the Registrant for a wrongful act by such director or officer, but only if and to the extent such director or officer becomes legally obligated to pay such claim.

Item 7.	Exemption from Registration Claimed.

None.

Item 8.	Exhibits.

4.1	Amended and Restated Charter of Community First, Inc., as amended (restated for SEC electronic filling purposes only) (incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q filed on May 6, 2016).

4.2	Amended and Restated Bylaws of Community First, Inc., as amended (restated for SEC electronic filling purposes only) (incorporated herein by reference to Exhibit 3.3 of the Company’s Current Report on Form 8-K filed on March 5, 2009).

4.3	Community First, Inc. 2016 Equity Incentive Plan (incorporated herein by reference to Appendix A of the Company’s definitive proxy statement filed on April 1, 2016).

5.1	Opinion of Bass, Berry & Sims PLC.

23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

23.2	Consent of HORNE LLP.

24.1	Powers of Attorney (contained on the signature page to this registration statement).

Item 9.	Undertakings.

A. The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that clauses (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Tennessee, on May 20, 2016.

COMMUNITY FIRST, INC.

By:	/s/ Louis E. Holloway
Louis E. Holloway
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints each of Louis E. Holloway and Jon Thompson, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Eslick E. Daniel Eslick E. Daniel	Chairman of the Board	May 20, 2016

/s/ Louis E. Holloway Louis E. Holloway	Chief Executive Officer (Principal Executive Officer)	May 20, 2016

/s/ Jon Thompson Jon Thompson	President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 20, 2016

/s/ Bernard Childress Bernard Childress	Director	May 20, 2016

/s/ Robert E. Daniel Robert E. Daniel	Director	May 20, 2016

/s/ Vasant (Vince) G. Hari Vasant (Vince) G. Hari	Director	May 20, 2016

/s/ Martin Maguire Martin Maguire	Director	May 20, 2016

/s/ Randy A. Maxwell Randy A. Maxwell	Director	May 20, 2016

/s/ Michael D. Penrod Michael D. Penrod	Director	May 20, 2016

Signature	Title	Date

/s/ Ruskin A. Vest Ruskin A. Vest	Director	May 20, 2016

/s/ Dinah C. Vire Dinah C. Vire	Director	May 20, 2016

/s/ Stephen F. Walker Stephen F. Walker	Director	May 20, 2016

/s/ W. Roger Witherow W. Roger Witherow	Director	May 20, 2016

EXHIBIT INDEX

4.1	Amended and Restated Charter of Community First, Inc., as amended (restated for SEC electronic filling purposes only) (incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q filed on May 6, 2016).

4.2	Amended and Restated Bylaws of Community First, Inc., as amended (restated for SEC electronic filling purposes only) (incorporated herein by reference to Exhibit 3.3 of the Company’s Current Report on Form 8-K filed on March 5, 2009).

4.3	Community First, Inc. 2016 Equity Incentive Plan (incorporated herein by reference to Appendix A of the Company’s definitive proxy statement filed on April 1, 2016).

5.1	Opinion of Bass, Berry & Sims PLC.

23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

23.2	Consent of HORNE LLP.

24.1	Powers of Attorney (contained on the signature page to this registration statement).